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                                                                    EXHIBIT 10.1

                           FORM OF ADVISORY AGREEMENT

                          WELLS TOTAL RETURN REIT, INC.

         THIS ADVISORY AGREEMENT (this "AGREEMENT"), dated as of [-], 2007, and effective as of the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the "EFFECTIVE DATE"), is by and among WELLS TOTAL RETURN REIT, INC., a Maryland corporation (the "COMPANY"), WELLS TOTAL RETURN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and WELLS ASSET MANAGEMENT, INC., a Georgia corporation (the "ADVISOR").

                                   WITNESSETH

         WHEREAS, the Company is filing with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-11 (the "REGISTRATION STATEMENT") covering the initial public offering of its common stock, par value $0.01 per share (the "SHARES");

         WHEREAS, the Company intends to qualify as a REIT (as defined below), and intends to invest its funds in investments permitted by the terms of the Company's Articles of Incorporation and Sections 856 through 860 of the Code (as defined below);

         WHEREAS, each of the Company and the Partnership is a "qualified client" as defined in Rule 205-3(d) under the Investment Advisers Act of 1940, as amended;

         WHEREAS, the Company is and at all times during the term of this Agreement will be an investment adviser duly registered under the Investment Advisers Act of 1940, as amended, and has and at all times during the term of this Agreement will have all governmental, regulatory, self-regulatory and exchange licenses, registrations, memberships and approvals required to perform its obligation sunder this Agreement and any other licenses, registrations, memberships and approvals that may be required by the applicable jurisdictions in which the Advisor operates or performs its obligations under this Agreement;

         WHEREAS, the Company is the general partner of the Partnership and intends to conduct all of its business and make all of its investments in Properties through the Partnership;

         WHEREAS, the Company and the Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company all as provided herein; and

         WHEREAS, the Advisor is willing to undertake to render such services subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

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         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

         ADVISOR. Wells Asset Management, Inc., a Georgia corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), any successor advisor to the Company, the Partnership or any Person registered as an investment adviser under the Advisers Act to which Wells Asset Management, Inc. or any successor advisor subcontracts any of its functions.

         ADVISORY FEE. The fee payable to the Advisor pursuant to Section 8(a) hereof.

         AFFILIATE OR AFFILIATED. An Affiliate of another Person includes only the following: (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling, or holding with the power to vote 10% or more of the outstanding voting securities of such other Person; (iii) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner, (iv) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) any executive officer, director, trustee, or general partner of such other Person. An entity shall not be deemed to control or be under common control with an Advisor-sponsored program unless (i) the entity owns 10% or more of the voting equity interests of such program or (ii) a majority of the board (or equivalent governing body) of such program is comprised of Affiliates of the entity.

         ARTICLES OF INCORPORATION. The Amended and Restated Articles of Incorporation of the Company under Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland, dates as of [-], 2007, as amended from time to time.

         ASSET SPECIFIC FEES AND EXPENSES. Expenses related to (i) the acquisition, leasing, improvement, construction or management of real property, including, real estate commissions on resale of property, and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, management, maintenance, repair and improvement of property) and (ii) the purchase or sale of mortgage instruments, CMBS and other real estate related securities.

         AVERAGE INVESTED ASSETS. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and Loans secured by real estate before reserves for depreciation, depletion, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

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         BOARD OF DIRECTORS OR BOARD. The persons holding such position, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

         BYLAWS. The bylaws of the Company, as the same are in effect from time to time.

         CAUSE. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Advisor, or a material breach of this Agreement by the Advisor, provided that (i) the Advisor does not cure any such material breach within 60 days of receiving notice of such material breach from the Company or the Partnership, or (ii) such material breach is not of a nature that can be remedied within such period.

         CODE. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

         COMPANY. Wells Total Return REIT, Inc., a corporation organized under the laws of the State of Maryland.

         CUSTODIAN. Any custodian appointed by the Company or by the Advisor with the approval of the Company to hold and execute transactions with respect to securities, and any subcustodian that the Company or any Custodian shall deem appropriate

         DIRECT FEES AND EXPENSES. All costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business other than Asset Specific Fees and Expenses.

         DIRECTOR. A member of the Board of Directors of the Company.

         INDEPENDENT DIRECTOR. A Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers or fathers-in-law, sons or daughters-in-law, or brothers or sisters-in-law is or has been associated with the Advisor, any of its Affiliates, or the Company.

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         LIQUIDITY EVENT. The merger of the Company with another Person, other than an Affiliate of the Company or the sale or liquidation of all of the Company's assets.

         LISTING. The term "LISTING" shall mean that the Shares have been approved for trading on (i) the New York Stock Exchange, the American Stock Exchange or the Global Market or the Global Select Market of the Nasdaq Stock Market (or any successor entities) or (ii) a national securities exchange (or tier or segment thereof) that has listing standards that the SEC has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act of 1933, as amended. Upon such Listing, the Shares shall be deemed Listed.

         NAV. The Value of the assets of the Company, less the Value of the liabilities of the Company, calculated as of the end of each business day in a given period, and, with respect to days other than business days, the NAV for the most recent previous business day and aggregated, divided by the number of days in the period.

         NASAA GUIDELINES. The NASAA Statement of Policy Regarding Real Estate Investment Trusts as in effect on the date hereof.

         NET INCOME. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, depletion, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Direct Fees and Expenses shall exclude the gain from the sale of the Company's assets.

         PARTNERSHIP. Wells Total Return Operating Partnership, L.P., a Delaware limited partnership formed to own and operate properties on behalf of the Company.

         PARTNERSHIP AGREEMENT. The Agreement of Limited Partnership of the Partnership, as amended from time to time, between the Company, as General Partner and the Advisor and the Company, as the Limited Partners.

         PERSON. An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         PROPERTY OR PROPERTIES. Any land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land, or any portion thereof, transferred or conveyed to the Company or the Partnership, either directly or indirectly, or such investments the Board of Directors and the Advisor mutually designate as Properties to the extent such investments could be classified as either Properties or Real Estate Related Securities.

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         PROPERTY MANAGER. Any entity that has been retained to perform and carry out property rental, leasing, operation and management services at one or more of the Properties, excluding persons, entities or independent contractors retained or hired to perform facility management or other services or tasks at a particular Property.

         REIT. A real estate investment trust under Sections 856 through 860 of the Code.

         SPECIAL PARTNERSHIP UNITS. The separate series of limited partnership interests issued to Wells Asset Management, Inc. pursuant to the Partnership Agreement as referenced in Section 8(c).

         STOCKHOLDERS. The registered holders of the Shares.

         2%/25% GUIDELINES. The requirement pursuant to the NASAA Guidelines that, in any 12-month period, total Direct Fees and Expenses and Asset Specific Fees and Expenses not exceed the greater of 2% of the Company's Average Invested Assets during such 12-month period or 25% of the Company's Net Income over the same 12-month period.

         VALUE. With respect to (i) an asset, the value of that asset as determined in accordance with the valuation guidelines adopted by the Board of Directors of the Company, or (ii) a liability, the fair market value of that liability.

         2. APPOINTMENT. The Company and the Partnership appoints the Advisor to serve as its advisor and asset manager as of the Effective Date, on the terms and conditions set forth in this Agreement, and the Advisor accepts such appointment as of the Effective Date.

         3. DUTIES AND AUTHORITY OF THE ADVISOR. Subject to the restrictions included in Sections 4 and 7 and to the continuing and exclusive authority of the Board of the Company and the general partner of the Partnership, the Company and the Partnership hereby delegate to the Advisor the authority to, and the Advisor hereby agrees to, either directly or by engaging an Affiliate or a third party, use its reasonable efforts to:

         (a) serve as the Company's and the Partnership's investment and financial adviser with respect to the allocation of the Company's assets among Properties, mortgage instruments, and various types of real estate related securities, including but not limited to:

                  (i) provide research and economic and statistical data in connection with the Company's assets and investment policies; and

                  (ii) engage and supervise investment advisers with suitable experience for managing and advising the Company's portfolios of real estate related securities;

         (b) present to the Company and the Partnership potential Property investment opportunities to provide a continuing and suitable investment program consistent with (i) the investment objectives and policies of the Company as determined and adopted from time to time by the Board and (ii) the investment allocation method described at Section 10(b) of this



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Agreement and manage, administer, promote, maintain, and improve the Properties on an overall portfolio basis in a diligent manner, including but not limited to:

                  (i) oversee the performance by a third party or affiliated Property Manager of its duties, including collection of payments due from sales to third parties under contracts related to use of the Property and other assets of the Company and payment of Property expenses and maintenance;

                  (ii) conduct periodic on-site property visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of the Property Manager of its duties;

                  (iii) review, analyze and comment upon the operating budgets, capital budgets, and leasing plans prepared and submitted by the Property Manager and aggregate these property budgets into the Company's overall budget;

                  (iv) review and analyze on-going financial information pertaining to each Property and the overall portfolio of Properties;

                  (v) if a transaction requires approval by the Board of Directors, deliver to the Board of Directors all documents requested by them in their evaluation of the proposed investment in the Property;

                  (vi) formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing, and disposition of Properties on an overall portfolio basis;

                  (vii) subject to the provisions of Sections 3(m) and 4 hereof,
         (A) locate, analyze and select potential investments in Properties, (B) structure and negotiate the terms and conditions of transactions pursuant to which investment in Properties will be made; (C) make investments in Properties on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (D) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Property; (E) negotiate and enter into leases, supply agreements and other income-producing contracts relating to third party use of the Property and other assets of the Company; (F) enter into service contracts for Property, including oversight of Affiliated companies that perform property management services for the Company and the Partnership; (G) oversee the non-affiliated Property Managers and other non-affiliated Persons who perform services for the Company; and (H) to the extent necessary, perform all other operational functions for the maintenance and administration of such Property;

                  (viii) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties; and



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                  (ix) on behalf of the Company and the Partnership, maintain, with respect to any Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance.

         (c) provide the daily management of the Company and the Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Partnership, including but not limited to:

                  (i) maintain and preserve the books and records of the Company, including (A) a stock ledger reflecting a record of the Stockholders and their ownership of the Company's Shares, (B) acting as transfer agent for the Company's Shares or selecting, engaging and overseeing the performance by a third party transfer agent, and (C) maintaining the accounting and other record-keeping functions at the Property and Company levels;

                  (ii) consult with the officers and Board and assist the Board in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company and the Partnership;

                  (iii) negotiate on behalf of the Company and the Partnership with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company and the Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and other securities or obtain loans for the Company and the Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Partnership;

                  (iv) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company;

                  (v) from time to time, or at any time reasonably requested by the Board, provide information or make reports to the Board related to its performance of services to the Company and the Partnership under this Agreement;

                  (vi) from time to time, or at any time reasonably requested by the Board, make reports to the Board of the investment opportunities it has presented to other Advisor-sponsored programs or that it has pursued directly or through an Affiliate;

                  (vii) provide the Company and the Partnership with all necessary cash management services;

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                  (viii) at the direction of Company management, prepare the
         Company's periodic reports and other filings made under the Securities Exchange Act of 1934, as amended, and the Company's Post-Effective Amendments to the Registration Statement as well as all related prospectuses, prospectus supplements and supplemental sales literature and assist in connection with the filing of such documents with the appropriate regulatory authorities;

                  (ix) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

                  (x) instruct any Custodian to execute transactions with respect to securities held by the Company and instruct any brokers or dealers executing orders on behalf of the Company to forward copies of all confirmation to the Custodian promptly after execution of transactions;

                  (xi) establish and maintain bank accounts on behalf of the Company and the Partnership pursuant to Section 5 of this Agreement.

The services of the Advisor are to be of scope and quality not less than those generally performed by professional asset managers of other similar property portfolios. The Advisor shall make available the full benefit of the judgment, experience and advice of the members of the Advisor's organization and staff with respect to the duties it will perform under this Agreement. The Advisor may engage one or more property managers, which may include Affiliates of the Advisor, to manage, promote, and lease the Properties. The Advisor may engage one or more sub-advisors to manage and advise portfolios of specific types of real estate related securities held by the Company. The Advisor may also investigate, select, and, on behalf of the Company and the Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, valuation experts, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company and the Partnership with any of the foregoing

         4. MODIFICATION OR REVOCATION OF AUTHORITY OF ADVISOR. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Section 3, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company and the Partnership prior to the date of receipt by the Advisor of such notification. Any such notice may be communicated by the Company orally subject to immediate written confirmation by the Advisor.

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         5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company and the Partnership or in the name of the Company and the Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company and the Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

         6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Partnership.

         7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or the Partnership, its Shares or its other securities, or otherwise not permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor's Affiliates shall not be liable to the Company, the Partnership or to the Board or stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor's Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Sections 16 and 17 of this Agreement.

         8. FEES.

         (a) ADVISORY FEE. Subject to Section 8(b), commencing on the Effective Date, the Advisor shall receive, in consideration for the services rendered in connection with its services, an annual Advisory Fee equal to 1.1% of the NAV, calculated on the last day of each calendar month. The Advisory Fee shall be payable in arrears by the Company in cash by the Advisor (without interest) no later than the 15th day of the next succeeding calendar month. Notwithstanding anything in this Section 8(a), the Advisor shall not receive the Advisory Fee unless and until the Company has sold $2,000,000 of Shares.

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         (b)      DEFERRAL AND RECOUPMENT OF ADVISORY FEE.

                  (i) During the period between the Effective Date and the last day of the quarter during which the date that is five years from the Effective Date occurs (the "DEFERRAL PERIOD"), Advisor agrees that, if the Company's total Direct Fees and Expenses exceed 1.75% of the NAV for any period, the Advisor will receive an Advisory Fee equal to (A) 1.1% of the NAV, minus (B) the amount by which the Company's total Direct Fees and Expenses exceed 1.75% of the NAV for the period;

                  (ii) During the Deferral Period, if the Company's total Direct Fees and Expenses are less than 1.75% of the NAV for any period, the Advisor will receive an Advisory Fee equal to (A) 1.1% of the NAV, plus
         (B) the difference between the Company's total Direct Fees and Expenses and 1.75% of the NAV; provided, that in no event will the Advisor be entitled to receive fees in excess of the Advisory Fee for the applicable period plus the aggregate amount of all Advisory Fees deferred pursuant to Section 8(b)(i) and not yet recouped pursuant to this Section 8(b)(ii);

                  (iii) After the Deferral Period has ended, if the Company's total Direct Fees and Expenses exceed 1.75% of the NAV for any period, Advisor agrees (x) that it will receive an Advisory Fee equal to (A) 1.1% of the NAV, minus (B) the amount by which the Company's total Direct Fees and Expenses exceed 1.75% of the NAV for the period, and
         (y) that it shall not have the right to recoup any such fees pursuant to Section 8(b)(ii); and

                  (iv) After the Deferral Period has ended, Advisor shall have no right to recoup any previously deferred Advisory Fees pursuant to
         Section 8(b)(ii), regardless of whether such Advisory Fees were deferred during the Deferral Period.

         (c) SPECIAL PARTNERSHIP UNITS. The Advisor has made capital contributions to the Partnership in exchange for certain partnership units as described as follows: $2,000 in exchange for 200 common units and $1,000 in exchange for 100 Special Units. Upon the earliest to occur of the termination of this Agreement by the Company, a Liquidation Event or a Listing, all of the Special Partnership Units shall be redeemed by the Partnership in accordance with the terms of the Partnership Agreement.

         9.       EXPENSES.

         (a) REIMBURSABLE EXPENSES. In addition to the Advisory Fee paid to the Advisor pursuant to Section 8 hereof, the Company or the Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor (to the extent not reimbursable by another party, such as the dealer manager) in connection with the services it provides to the Company and the Partnership pursuant to this Agreement, including, but not limited to:

         (i) marketing and certain organization and offering expenses incurred in connection with investor services;

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         (ii)     the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor;

         (iii) interest and other costs for borrowed money, including discounts, points and other similar fees;

         (iv)     taxes and assessments on income of the Company or Properties;

         (v) costs associated with insurance required in connection with the business of the Company or by the Board;

         (vi)     fees and expenses of any Custodian;

         (vii) all compensation and expenses payable to Directors in connection with their services to the Company and the Stockholders and their attendance at meetings of the Board and Stockholders;

         (viii) at the discretion of the board of directors of the Company, expenses associated with a Listing;

         (ix) expenses connected with payments of distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

         (x) expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;

         (xi) expenses of maintaining communications with Stockholders or their financial advisors, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

         (xii) administrative service expenses (including (i) personnel costs (including bonuses); provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, and (ii) the Company's allocable share of other overhead of the Advisor such as rent and utilities); and

         (xiii)   audit, accounting and legal fees.

         (b) OTHER SERVICES. Should the Board request that the Advisor or any Director, officer or employee thereof render services for the Company and the Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

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         (c)      TIMING OF AND LIMITATIONS ON REIMBURSEMENTS.

         (i) Expenses incurred by the Advisor on behalf of the Company and the Partnership and payable pursuant to this Section 9 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company and the Partnership during each month, and shall deliver such statement to the Company and the Partnership within 45 days after the end of each quarter.

         (ii) Notwithstanding anything else in this Section 9 to the contrary, the expenses enumerated in this Section 9 shall not become reimbursable out of proceeds of any offering of Shares to the Advisor unless and until the Company has raised the minimum offering amount, if any, as provided in the prospectus for such offering.

         (iii) The Company shall not reimburse the Advisor at the end of any fiscal quarter Direct Fees and Expenses or Asset Specific Fees and Expenses that, in the four consecutive fiscal quarters then ended (the "EXPENSE YEAR") exceed (the "EXCESS AMOUNT") the 2%/25% Guidelines for such year unless a majority of the Independent Directors determines that such excess was justified, based on unusual and nonrecurring factors which a majority of our Independent Directors deems sufficient. If a majority of the Independent Directors does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If a majority of the Independent Directors determines such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Direct Fees and Expenses and Asset Specific Fees and Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of a majority of our Independent Directors, shall send to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

         (iv) The foregoing reimbursement of expenses, as limited by this Agreement, will be made regardless of whether any cash distributions are made to the Stockholders.

         10.      OTHER ACTIVITIES OF THE ADVISOR.

         (a) GENERAL. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the acting as investment adviser or performing investment management or other services to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association, and the performance of such services for others Persons shall not be deemed to violate or give rise to any duty or obligation to the Company or the Partnership. The Advisor may, with respect to any investment in which the Company or the Partnership is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and the Partners and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor does not have any obligation to devote time to managing or advising the Company's assets. The Advisor is required to devote only such time and attention to the affairs of the Company as it may deem appropriate in its sole discretion.

         (b) POLICY WITH RESPECT TO ALLOCATION OF INVESTMENT OPPORTUNITIES. Before the Advisor presents an investment opportunity that would in its judgment be suitable for the Company or the Partnership to another Advisor-sponsored program, the Advisor shall determine in its sole discretion that the investment opportunity is more suitable for such other program than for the Company or the Partnership based on factors such as the following: the investment objectives and criteria of each program; the cash requirements and anticipated cash flow of each program; the size of the investment opportunity; the effect of the acquisition on diversification of each program's investments by type of property and geographic area and, if applicable, tenant base; the policies of each program relating to leverage; the estimated income tax effects of the purchase on each entity; the funds of each entity available for investment and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available that is, in the sole discretion of the Advisor, equally suitable for the Company, the Partnership and another Advisor-sponsored program, then the Advisor may offer the other program the investment opportunity if it has had the longest period of time elapse since it was offered an investment opportunity. The Advisor will use its reasonable efforts to fairly allocate investment opportunities in accordance with such allocation method and will promptly disclose any material deviation from such policy or the establishment of a new policy, which shall be allowed provided (1) the Board is provided with notice of such policy at least 60 days prior to such policy becoming effective and (2) such policy provides for the reasonable allocation of investment opportunities among such programs. The Advisor shall provide the Independent Directors with any information reasonably requested so that the Independent Directors can insure that the allocation of investment opportunities is applied fairly. Nothing herein shall be deemed to prevent the Advisor or an Affiliate from pursuing an investment opportunity directly rather than offering it to the Company or another Advisor-sponsored program so long as the Advisor is fulfilling its obligation to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company and the Partnership.

         11. RELATIONSHIP OF ADVISOR AND COMPANY. The Company, the Partnership and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

         12. INTELLECTUAL PROPERTY.

         (a) WORK PRODUCT. All right, title, and interest, including, without limitation, all intellectual property rights, in or related to any services, work product, and development work provided or performed by Advisor or Advisor's subcontractors under or in connection with this Agreement, including, without limitation, any works of authorship, inventions, processes, formulas, proprietary information, databases, customer lists, marketing plans, business strategies, financial information, forecasts, trademarks, services marks, brand names, documents, data, designs, ideas, concepts, technical data, and any other work product (collectively, "Work Product") shall vest in and be the sole and exclusive property of Company. All copyrightable Work Product performed by or for Advisor under this Agreement shall be considered works made for hire (as that phrase is defined the United States Copyright Act, 17 U.S.C. Section 101, and used in 17 U.S.C. Section 201) and, as such, shall be owned by Company. In the event that any Work Product under this Agreement cannot be considered as a work made for hire, Advisor hereby assigns, agrees to assign, and will cause its employees and subcontractors to assign, to Company for no additional consideration, all right, title, and interest that it may possess in such Work Product. If and to the extent it is impossible as a matter of law to assign ownership rights, including, without limitation, intellectual property rights in any portion of the Work Product to Company, Advisor hereby grants to Company an exclusive, irrevocable, perpetual, transferable, fully paid-up, worldwide and unlimited right to use and exploit in any possible way (including, without limitation, to modify, copy, amend, translate, further develop, prepare derivative works of, distribute and sublicense) all intellectual property rights pertaining to the Work Product, and any portion of it, and warrants with respect to its employees and subcontractors, that they will do the same. Advisor represents and warrants that Advisor has enforceable written agreements with all of its employees and subcontractors involved in the provision of services and work product under the Agreement to assign to Advisor ownership of work product, and the intellectual property rights therein, created in the course of their employment or engagement.

         (b) FURTHER ACTIONS. At Company's request and without further consideration, Advisor and Advisor's successors in interest shall execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers or documents necessary to perfect such right, title, and interest in Company, its successors, assigns, and legal representatives. Advisor shall not apply for the registration of rights in any of the Work Product under any local, state or federal law of the United States or any other nation and will not oppose or object in any way to applications for registration of same by Company or Company's designee. Nothing in this Agreement shall be interpreted as granting to Advisor any rights to the Work Product or any license to copy, adapt or take any other action in respect of any Work Product, except on behalf of Company as provided in this Agreement.

         13. TERMINATION OF AGREEMENT.

         (a) This Agreement may be terminated by the Company, with or without Cause, or by the Advisor upon 30 days' written notice. Such termination shall be without the payment of any penalty and without liability of either party to the other, except that termination of this Agreement will not affect (i) the validity of any action that either party has previously taken, (ii) the liabilities or obligations of either party for transactions started before termination, or (iii) the Company's obligation to pay the Advisory Fee through the date of such termination, and except that the payments to the holder of the Special Partnership Units in accordance with the terms of the Partnership Agreement shall not be deemed to be a penalty.

         (b) The provisions of Section 12 and Sections 15 through 27 shall survive termination of this Agreement.

         14. ASSIGNMENT. No assignment (as that term is defined in the Advisers
Act) shall be made by the Advisor with out the prior written consent of the Company.

         15. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION. Payments to the Advisor pursuant to this Section 15 shall be subject to the 2%/25% Guidelines to the extent applicable.

         (a) After termination of this Agreement, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid Advisory Fees; and

         (b)      The Advisor shall promptly upon termination:

         (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

         (ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

         (iii) deliver to the Board all assets, including Properties, and documents of the Company then in the custody of the Advisor; and

         (iv) cooperate with the Company to provide an orderly management transition.

         16. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 16 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 17. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

         17. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow advice or recommendation given by the Advisor.

         18. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Board and to the Company:

         Wells Total Return REIT, Inc.
         6200 The Corners Parkway
         Norcross, Georgia 30092-3365
         Attention: Chairman of the Board

To the Partnership:

         Wells Total Return Operating Partnership, L.P
         6200 The Corners Parkway
         Norcross, Georgia 30092-3365
         Attention: Chairman of the Board of Wells Total Return
                     REIT, Inc., General Partner

To the Advisor:

         Wells Asset Management, Inc.
         6200 The Corners Parkway
         Norcross, Georgia 30092-3365
         Attention: President

         Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 18.

         19. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

         20. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         21. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

         22. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         23. INDULGENCES, NOT WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         24. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         25. TITLES NOT TO AFFECT INTERPRETATION. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         26. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

         27. FIDELITY BOND. The Advisor shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

         28. NAME. Wells Real Estate Funds, Inc. has a proprietary interest in the name "Wells." Accordingly, and in recognition of this right, if at any time the Company or the Partnership ceases to retain Wells Asset Management, Inc. or an Affiliate thereof to perform the services of Advisor, the Company or the Partnership, as the case may be, will, promptly after receipt of written request from Wells Real Estate Funds, Inc. cease to conduct business under or use the name "Wells" or any derivative thereof and the Company or the Partnership shall use its best efforts to change the name of the Company to a name that does not contain the name "Wells" or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Wells" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board.

                        [Signatures appear on next page.]

         IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date first above written.

                                   WELLS TOTAL RETURN REIT, INC.


                                   By:
                                       --------------------------------------
                                        Douglas P. Williams
                                        Executive Vice President


                                      WELLS TOTAL RETURN
                                      OPERATING PARTNERSHIP, L.P.

                                      By: Wells Total Return REIT, Inc.,
                                          General Partner


                                      By:
                                           ----------------------------------
                                            Douglas P. Williams
                                            Executive Vice President


                                      WELLS ASSET MANAGEMENT, INC.


                                      By:
                                           ----------------------------------
                                            Douglas P. Williams
                                            Vice President